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                                                                   EXHIBIT 21.01



                         Subsidiaries of the Registrant


                               Neoforma GAR, Inc.

                           Pheros Technologies, Inc.

                            Neoforma Lifeline, Inc.

                            NeoIII Acquisition Corp.